Exhibit 21.1
List of Subsidiaries

1.	LaSalle Hotel Operating Partnership, L.P.	46.	LHO Chicago River Lessee, LLC
2.	LHO Hollywood Financing, Inc. (QRS)	47.	LHO Michigan Avenue Freezeout Lessee, LLC
3.	LHO New Orleans Financing, Inc.	48.	LHO Michigan Avenue Freezeout, LLC
4.	LHO Hollywood LM, LP	49.	Lucky Town Burbank, LP
5.	LHO New Orleans LM, LP	50.	Lucky Town Burbank Lessee, Inc.
6.	LHO Harborside Hotel, LLC	51.	Lucky Town Burbank, LLC
7.	LHO Mission Bay Hotel, LP	52.	NYC Serenade Lessee, LLC
8.	LHO San Diego Financing, LLC	53.	NYC Serenade, LLC
9.	LaSalle Washington One Lessee, Inc.	54.	Souldriver Lessee, Inc.
10.	LHO Washington Hotel One, LLC	55.	Souldriver, LLC
11.	LHO Washington Hotel Two, LLC	56.	Souldriver, LP
12.	LHO Washington Hotel Three, LLC	57.	Ramrod Lessee, Inc.
13.	LHO Washington Hotel Four, LLC	58.	Paradise Lessee, Inc.
14.	I&G Capital, LLC	59.	Glass Houses
15.	LaSalle Hotel Lessee, Inc.	60.	DC One Lessee, LLC
16.	LHO Leesburg One Lessee, Inc.	61.	DC Two Lessee, LLC
17.	LHO Washington Hotel Six, LLC	62.	DC Three Lessee, LLC
18.	LHO Santa Cruz Hotel One, LLC	63.	DC Four Lessee, LLC
19.	LHO San Diego Hotel One, LLC	64.	DC Six Lessee, LLC
20.	LHO San Diego One, LP	65.	DC I&G Capital Lessee, LLC
21.	LHO Santa Cruz Hotel One, LP	66.	DA Entity, LLC
22.	LHO San Diego One Lessee, Inc.	67.	RDA Entity, Inc.
23.	LHO Santa Cruz One Lessee, Inc.	68.	H Street Shuffle, LLC
24.	LHO Grafton Hotel, LP	69.	H Street Shuffle Lessee, LLC
25.	LHO Grafton Hotel Lessee, Inc.	70.	Wild Innocent I, LP
26.	LHO Grafton Hotel, LLC	71.	Wild I, LLC
27.	Park Sunset, LLC	72.	Innocent I, LLC
28.	LHO Onyx One Lessee, LLC	73.	Wild Innocent I Lessee, LLC
29.	LHO Onyx Hotel One, LLC	74.	Chimes of Freedom, LLC
30.	LHO Badlands, LLC	75.	Chimes I, LLC
31.	LHO Badlands Lessee, LLC	76.	Of Freedom I, LLC
32.	LHO Le Parc, LLC	77.	Chimes of Freedom Lessee, LLC
33.	LHO Le Parc, LP	78.	Geary Darling, LP
34.	LHO Le Parc Lessee, Inc.	79.	Geary Darling, LLC
35.	Westban Hotel Investors, LLC	80.	Geary Darling Lessee, Inc.
36.	LHO Backstreets, LLC	81.	RW New York, LLC
37.	LHO Backstreets Lessee, LLC	82.	RW New York Lessee, LLC
38.	LHO Tom Joad Circle DC Lessee, LLC	83.	Chamber Maid, LP
39.	LHO Tom Joad Circle DC, LLC	84.	Chamber Maid, LLC
40.	LHO Mission Bay Rosie Hotel, LLC	85.	Chamber Maid Lessee, Inc.
41.	LHO Mission Bay Rosie Hotel, LP	86.	Seaside Hotel, LP
42.	LHO Mission Bay Rosie Lessee, Inc.	87.	Seaside Hotel, LLC
43.	LHO Alexis Hotel, LLC	88.	Seaside Hotel Lessee, Inc.
44.	LHO Alexis Lessee, LLC	89.	Let It FLHO, LP
45.	LHO Chicago River, LLC	90.	Let It FLHO, LLC

91.	Let It FLHO Lessee, Inc.
92.	PC Festivus, LLC
93.	PC Festivus Lessee, LLC
94.	Silver P, LLC
95.	Silver P Lessee, LLC
96.	LHOberge, LP
97.	LHOberge, LLC
98.	LHOberge Lessee, Inc.
99.	Don’t Look Back, LLC
100.	Look Forward, LLC
101.	Don’t Look Back Lessee, LLC
102.	Look Forward Lessee, LLC
103.	Dim Sum, LP
104.	Dim Sum, LLC
105.	Dim Sum Lessee, Inc.
106.	Fun to Stay, LP
107.	Fun to Stay, LLC
108.	Fun to Stay Lessee, Inc.
109.	Serenity Now, LP
110.	Serenity Now, LLC
111.	Serenity Now, Lessee, Inc.
112.	Sunset City, LLC
113.	Sunset City Lessee, LLC
114.	SF Treat, LP
115.	SF Treat, LLC
116.	SF Treat Lessee, Inc.
117.	PDX Pioneer, LLC
118.	PDX Pioneer Lessee, LLC
119.	Bonanza, LP
120.	Bonanza, LLC
121.	Bonanza Lessee, Inc.
122.	Viva Soma, LP
123.	Viva Soma, LLC
124.	Viva Soma Lessee, Inc.
125.	Harborside, LLC
126.	Harborside Lessee, LLC
127.	Beach Charm, LLC